Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of Kinder Morgan Energy Partners, L.P. of our report dated April 30, 2010 relating to the consolidated balance sheet of Kinder Morgan G.P., Inc. at December 31, 2009, which appears in the Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated April 30, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 28, 2011